Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-112901) and related Prospectus of Digene Corporation dated July 19, 2004 and to the incorporation by reference therein of our report dated August 15, 2003, with respect to the consolidated financial statements and schedule of Digene Corporation included in its Annual Report on Form 10-K for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
July 19, 2004